EXHIBIT 99.1

January 6, 2022

TO:	All Stockholders
(Addressed Individually)

SUBJECT:	Report from the President

A Strategic Focus on Stability and Service

We begin 2022 with a similar uncertainty that defined the two previous years, as our nation continues to grapple with a global pandemic and our region continues to move towards recovery in stops and starts. However, we also begin 2022 on much steadier ground than the beginning of last year, with vaccines available across our nation, high vaccination rates within our region, and a steadily improving economy throughout. As we near the grim milestone of two full years in the grip of a pandemic, there is hope that we will be able to reach a sense of normalcy in the year ahead.

Throughout the turmoil of the past two years, the stable partnership between the FHLBNY and our members has been a constant. Ensuring our stability is central to our strategy, and as we begin 2022, we are proud to launch our new 2022-2024 Strategic Plan. We enter into the new Plan period in a strong position financially, coupled with a strengthening economy. Our strategy guides us as we act on our mission, and positions our franchise to remain relevant to our members and supportive of the communities we serve. The comprehensive strategic review that we conduct as part of the development of our Strategic Plan – an effort we undertake every three years through collaboration across our entire organization, engagement with external subject matter experts, and input from our Board – is one of the most important things that we do at the FHLBNY. Our strategy is not simply a document or a plan, but the actions we take every day, drawing on the dedication and talents of every member of our team to execute on it. Our 2022-2024 Strategic Plan includes key initiatives that are designed to respond to the challenges and opportunities in our environment to enhance the services we provide to our members, bolster our balance sheet, continue to build out our infrastructure, protect our shareholders and strengthen our collaborative and inclusive culture.

At the heart of our strategy is our strategic vision, which remains being “a balanced provider of liquidity to members in all operating environments.” Over the past two years, amid as challenging an operating environment as any of us have experienced, this vision sharpened our focus. Our 2022-2024 Strategic Plan also continues to uphold our Core Values, the principles that have long reflected our culture and guided our decision-making:

•	Focus on members

•	Foster a collaborative and responsive work environment

•	Support diversity and inclusion in a respectful manner across our business

•	Uphold our integrity and promote accountability

•	Be results-oriented and mindful of our risk profile

It is our focus on members that has driven us through the pandemic, and it is this focus that will drive our cooperative forward. In 2022, and the years ahead, our franchise will draw on the contributions of each member of our talented team, as well as the counsel from our Board, to execute on our strategy and help ensure that the FHLBNY remains a reliable partner for our members and an unwavering supporter of the communities we serve.

Stability Through Community Support

Our Community Investment programs and products have always served as a way for the FHLBNY and our members to join with our housing partners to help create the affordable housing opportunities that, in turn, create stability for households and families.

On December 20, we announced our 2021 round of Affordable Housing Program grants - $34.3 million in subsidies to help fund 46 housing initiatives across our region and beyond. Soon after, we awarded four additional projects with more than $4.2 million in grants. These awards will support the creation, rehabilitation or preservation of more than 2,700 units of affordable housing, nearly 1,800 of which are dedicated to very low-income housing. The awards will not only help provide homes, but also drive community development and job creation: it is anticipated that more than $820 million in housing investment will result from the development of these initiatives.

The AHP has always served as a way for the FHLBNY and our members to join with our housing partners to create affordable housing opportunities that in turn create stability for households and families. This support is central to our housing mission, and something in which our entire team takes pride – especially in a year in which so many have faced and continue to face housing challenges.

In 2021, we also focused on addressing these challenges through our Homebuyer Dream Program® (“HDP”), which provides grants of up to $10,000, including up to $500 to defray the cost of homeownership counseling, for down-payment and closing-cost assistance to first-time homebuyers. Despite the intense pressures of the 2021 homebuying market, we worked with more than 70 members to commit nearly $13 million in HDP grants to more than 1,300 low-and moderate-income borrowers to help them achieve homeownership and, with it, the stability and growth that comes from owning a home.

Last year, we expanded our support of small businesses and community development with the debut of our Business Development Advance (“BDA”) product, which offers subsidized funding in the form of interest-rate credits – a zero percent advance to help our members provide funding to qualifying small businesses to promote community and economic growth. We first launched the BDA in November 2021, providing our members with a competitive advantage when bidding for small business loans and amplifying the impact our advances will have in supporting and strengthening local companies. And we have already seen the results of this new product, with members accessing the BDA to support lending to a number of local enterprises, from trucking companies across our region to a bed and breakfast in Cape May. Institutions like these are essential to thriving and vibrant communities, and our BDA product bolsters members’ efforts to help these small businesses grow.

2

Continuing Our Community Focus in 2022

We are grateful to our members for their continued use of our housing programs, working with us and our housing partners to help create stability for so many. And we look forward to continuing this work in 2022. Last month, we announced the publication of both our 2022 Targeted Community Lending Plan and our 2022 Affordable Housing Program Implementation Plan. These documents describe the credit and affordable housing needs in our District, as well as the specific rules for the core Community Investment programs we will offer this year. Both plans are available on the FHLBNY’s website at www.fhlbny.com/community.

Beginning next month, we will hold a number of virtual training sessions on the AHP and HDP. The focus of the AHP training is to broaden program participation while helping members and housing partners increase the quality of their applications. Our Community Investment staff will provide an analysis of the 2021 round and give insights on the review process for the 2022 round. We are looking forward to learning about the next group of project applications and educating sponsors during the virtual training sessions for the 2022 round.

The HDP training will provide an overview of the program and describe best-practices for submitting clean reservation requests to assist in receiving a commitment in grant subsidy for your households. We welcome both new and returning member participants to the upcoming training sessions.

While the virtual sessions are open to all members and housing partners, some of the information and discussions will be regionally specific; as a result, we are organizing these sessions by region, and encourage you to attend the session(s) focused on the region(s) within the District that you will serve in 2022. To learn more about these sessions, and to register, please visit our registration page.

Whether through our housing programs, our credit products or our grant offerings, we were proud to partner with our members throughout 2021 to strengthen and lift up our region during a most challenging period. As we begin 2022, there is hope on the horizon, and we proudly stand alongside our members as your trusted and reliable partner, positioned to continue to do the good work of our cooperative in the New Year.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

3